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                                                                  Exhibit (e)(9)

                       LOOMIS SAYLES STRATEGIC INCOME FUND

                             Distribution Agreement

     AGREEMENT made this 12th day of September, 2003 by and between LOOMIS SAYLES FUNDS II, a Massachusetts business trust (the "Trust"), and CDC IXIS ASSET MANAGEMENT DISTRIBUTORS, L.P., a Delaware limited partnership (the "Distributor").

                              W I T N E S S E T H:

     WHEREAS, this Agreement has been approved by the Trustees of the Trust in contemplation of the transfer by the Distributor of its rights to receive the Class B Distribution Fee (as defined in the Class B Distribution and Service Plan attached hereto as Exhibit A) and/or contingent deferred sales charges to a financing party in order to raise funds to cover distribution expenditures;

     WHEREAS, the Trustees of the Trust recognize the importance to the Trust of the Distributor being able to obtain financing with which to pay commissions on Class B shares at the time of sale;

     WHEREAS, the Trustees of the Trust acknowledge that by providing financing to the Distributor the financing party enables the Distributor to provide valuable services to the Series (as defined below); and

     WHEREAS, the Trustees of the Trust, in the context of considering the best interests of the Series and its shareholders at the time of and in preparation for any vote, consent or other action that the Trustees of the Trust may from time to time take relating to the continued receipt by the Distributor (and/or the financing party) of the Distribution Fee, intend to consider the effect on the Distributor and any financing party of any such vote, consent or action.

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the Trust and the Distributor agree as follows:

1. Distributor. The Trust hereby appoints the Distributor as general distributor of shares of beneficial interest ("Series shares") of the Trust's LOOMIS SAYLES STRATEGIC INCOME FUND series (the "Series") during the term of this Agreement. The Trust reserves the right, however, to refuse at any time or times to sell any Series shares hereunder for any reason deemed adequate by the Board of Trustees of the Trust.

2. Sale and Payment. Under this agreement, the following provisions shall apply with respect to the sale of and payment for Series shares:

          (a) The Distributor shall have the right, as principal, to purchase Series shares from the Trust at their net asset value and to sell such shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right, as principal, to sell shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor.

          (b) Prior to the time of delivery of any shares by the Trust to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Trust or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such shares. The Distributor shall retain so much of any sales charge or underwriting discount as is not allowed by it as a concession to dealers.

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3.   Fees. For its services as general distributor of the Class B Series shares, the Trust shall cause the Series to pay to the Distributor (or its designee or transferee) in addition to the sales charge, if any, referred to in
     Section 4 below, the Class B Distribution Fee at the rate and upon the terms and conditions set forth in the Class B Distribution and Service Plan attached as Exhibit A hereto, and as amended from time to time, and the Distributor shall also be entitled to receive any contingent deferred sales charges that may be payable upon redemption or repurchase of Class B Series shares. The Class B Distribution Fee shall be accrued daily and paid monthly to the Distributor (or, at its direction, to its designee or transferee) as soon as practicable after the end of the calendar month in which it accrues, but in any event within five business days following the last day of the month. The services rendered by the Distributor for which the Distributor is entitled to receive the Class B Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the Series shares taken into account in computing the Class B Distribution Fee. So long as this agreement and the Class B Distribution and Service Plan have not been terminated in accordance with their respective terms, the Series' obligation to pay the Class B Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or the Series of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its rights to be paid the Class B Distribution Fee and to be paid contingent deferred sales charges with respect to Class B Series shares) of the Distributor).

4. Public Offering Price. The public offering price shall be the net asset value of Series shares, plus any applicable sales charge, all as set forth in the current prospectus and statement of additional information ("prospectus") of the Trust relating to the Series shares. In no event shall the public offering price exceed 1000/935 of such net asset value, and in no event shall any applicable sales charge or underwriting discount exceed 6.5% of the public offering price. The net asset value of Series shares shall be determined in accordance with the provisions of the agreement and declaration of trust and by-laws of the Trust and the current prospectus of the Trust relating to the Series shares.

5. Trust Issuance of Series Shares. The delivery of Series shares shall be made promptly by a credit to a shareholder's open account for the Series or by delivery of a share certificate. The Trust reserves the right (a) to issue Series shares at any time directly to the shareholders of the Series as a stock dividend or stock split, (b) to issue to such shareholders shares of the Series, or rights to subscribe to shares of the Series, as all or part of any dividend that may be distributed to shareholders of the Series or as all or part of any optional or alternative dividend that may be distributed to shareholders of the Series, and (c) to sell Series shares in accordance with the current applicable prospectus of the Trust relating to the Series shares.

6. Redemption or Repurchase. The Distributor shall act as agent for the Trust in connection with the redemption or repurchase of Series shares by the Trust to the extent and upon the terms and conditions set forth in the current applicable prospectus of the Trust relating to the Series shares, and the Trust agrees to reimburse the Distributor, from time to time upon demand, for any reasonable expenses incurred in connection with such redemptions or repurchases.

     The Trust will remit to the Distributor any contingent deferred sales charges imposed on redemptions or repurchases of Series shares (other than Class B shares) upon the terms and conditions set forth in the then current prospectus of the Trust. The Trust will also remit to the Distributor (or its designee or transferee), in addition to the Class B Distribution Fee, any contingent deferred sales charges imposed on redemptions or repurchases of Class B shares, in accordance with the Remittance Agreement attached hereto as Exhibit B.

7. Undertaking Regarding Sales. The Distributor shall use reasonable efforts to sell Series shares but does not agree hereby to sell any specific number of Series shares and shall be free to act as distributor of the shares of other investment companies. Series shares will be sold by the Distributor only against orders therefor. The Distributor shall not purchase Series shares from anyone except in accordance with Sections

     2 and 6 and shall not take "long" or "short" positions in Series shares contrary to the agreement and declaration of trust or by-laws of the Trust.

8. Compliance. The Distributor shall conform to the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") and the sale of securities laws of any jurisdiction in which it sells, directly or indirectly, any Series shares. The Distributor agrees to make timely filings, with the Securities and Exchange Commission in Washington, D.C. (the "SEC"), the NASD and such other regulatory authorities as may be required, of any sales literature relating to the Series and intended for distribution to prospective investors. The Distributor also agrees to furnish to the Trust sufficient copies of any agreements or plans it intends to use in connection with any sales of Series shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use (which the Trust agrees to use its best efforts to do as expeditiously as reasonably possible), and not to use them until so filed and cleared.

9. Registration and Qualification of Series Shares. The Trust agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying and maintaining qualification of the Series shares for sale under the so-called Blue Sky Laws of any state or for maintaining the registration of the Trust and of the Series shares under the federal Securities Act of 1933 and the federal Investment Company Act of 1940 (the "1940 Act"), to the end that there will be available for sale from time to time such number of Series shares as the Distributor may reasonably be expected to sell. The Trust shall advise the Distributor promptly of (a) any action of the SEC or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Trust or the Series shares, or rights to offer Series shares for sale, and
     (b) the happening of any event which makes untrue any statement or which requires the making of any change in the Trust's registration statement or its prospectus relating to the Series shares in order to make the statements therein not misleading.

10. Distributor Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor nor any of its officers or employees as such is or shall be an employee of the Trust. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

11. Expenses Paid by Distributor. While the Distributor continues to act as agent of the Trust to obtain subscriptions for and to sell Series shares, the Distributor shall pay the following:

          (a) all expenses of printing (exclusive of typesetting) and distributing any prospectus for use in offering Series shares for sale, and all other copies of any such prospectus used by the Distributor, and

          (b) all other expenses of advertising and of preparing, printing and distributing all other literature or material for use in connection with offering Series shares for sale.

12. Interests in and of Distributor. It is understood that any of the shareholders, trustees, officers, employees and agents of the Trust may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person or any such organization may have an interest in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as otherwise provided in the agreement and declaration of trust or by-laws of the Trust, in the limited partnership agreement of the Distributor or by specific provision of applicable law.

13. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

          (a) Unless otherwise terminated, this Agreement shall continue in effect with respect to the shares of the Series so long as such continuation is specifically approved at least annually (i) by the Board of Trustees of the Trust or by the vote of a majority of the votes which may be cast by shareholders of the Series and (ii) by a vote of a majority of the Board of Trustees of the Trust who are not interested persons of the Distributor or the Trust, cast in person at a meeting called for the purpose of voting on such approval.

          (b) This Agreement may at any time be terminated on sixty days' notice to the Distributor either by vote of a majority of the Trust's Board of Trustees then in office or by the vote of a majority of the votes which may be cast by shareholders of the Series.

          (c) This Agreement shall automatically terminate in the event of its assignment (excluding for this purpose any assignment of rights to payment described in the recitals and in Section 18 of the Agreement which are hereby ratified and approved).

          (d) This Agreement may be terminated by the Distributor on ninety days' written notice to the Trust.

Termination of this Agreement pursuant to this section shall be without payment of any penalty.

14. Definitions. For purposes of this Agreement, the following definitions shall apply:

          (a) The "vote of a majority of the votes which may be cast by shareholders of the Series" means (1) 67% or more of the votes of the Series present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting are present; or (2) the vote of the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting, whichever is less.

          (b) The terms "affiliated person," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

15. Amendment. This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Series shall be approved (i) by the Board of Trustees of the Trust or by vote of a majority of the votes which may be cast by shareholders of the Series and (ii) by a vote of a majority of the Board of Trustees of the Trust who are not interested persons of the Distributor or the Trust cast in person at a meeting called for the purpose of voting on such approval.

16. Applicable Law and Liabilities. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. All sales hereunder are to be made, and title to the Series shares shall pass, in Boston, Massachusetts.

17. Limited Recourse. The Distributor hereby acknowledges that the Trust's obligations hereunder with respect to the shares of the Series are binding only on the assets and property belonging to the Series.

18. Payments to Distributor's Transferees. The Distributor may transfer its rights to payments hereunder with respect to Class B shares (but not its obligations hereunder) in order to raise funds to cover distribution expenditures, and any such transfer shall be effective upon written notice from the Distributor to the Trust. In connection with the foregoing, the Series is authorized to pay all or a part of the Distribution Fee and/or contingent deferred sales charges in respect of Class B shares directly to such transferee as directed by the Distributor.

19. Liquidation etc. As long as the Class B Distribution and Service Plan is in effect, the Series shall not change the manner in which the Distribution Fee is computed (except as may be required by a change in applicable law after the date hereof) or adopt a plan of liquidation without the consent of the Distributor (or any designee or transferee of the Distributor's rights to receive payment hereunder in respect of Class B shares) except in circumstances where a surviving entity or transferee of the Series' assets adopts the Class B Distribution and Service Plan and assumes the obligations of the Series to make payments to the Distributor (or its transferee) hereunder in respect of Class B shares.

20. "Distributor's Shares" etc. The Trust, on behalf of the Series, agrees that it will not pay any portion of the Class B Distribution Fee which is calculated by reference to the "Distributor's Shares" (nor shall it pay a Distribution Fee calculated by reference to Class B shares ("Other Class B Shares") other than the Distributor's Shares at a rate exceeding 0.75% per annum of the net assets attributable to Other Class B Shares) to any person other than the Distributor (or its designee or transferee) without the written consent of the Distributor. "Distributor's Shares" shall mean (i) Class B shares of the Series that were sold by the Distributor, plus (ii) Class B shares of the Series issued in connection with the exchange, for Class B shares of the Series, of Class B shares of another fund in the Nvest fund group that were sold by the Distributor, plus (iii) Class B shares of the Series issued in connection with the exchange, for Class B shares of the Series, of Class B shares of another fund in the Nvest fund group issued in respect of the automatic reinvestment of dividends or capital gain distributions in respect of Class B shares of such other fund that were sold by the Distributor, plus (iv) Class B shares of the Series issued in respect of the automatic reinvestment of dividends or capital gain distributions in respect of Class B shares of the Series described in clauses (i), (ii) and (iii). To the extent permitted under the 1940 Act, the terms of this Section 20 shall survive the termination of this Agreement.

21. Limitation on Reduction of Class B Distribution Fee. The Trust, on behalf of the Series, agrees that it will not reduce the Distribution Fee in respect of Series' assets attributable to Class B shares below the annual rate of 0.75% unless it has ceased (and not resumed) paying all "service fees" (within the meaning of Section 2830(b)(9) of the Conduct Rules of the NASD or any successor provision thereto) to the Distributor, to any affiliate of the Distributor and to any other person in circumstances where substantially all of the services and functions relating to the distribution of Class B Series shares have been delegated to, or are being performed by, the Distributor or an affiliate of the Distributor. To the extent permitted under the 1940 Act, the terms of this Section 21 shall survive the termination of this Agreement.

22. Privacy. In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

23. Survival. Notwithstanding anything to the contrary herein, the Distributor shall be paid the Class B Distribution Fee regardless of the Distributor's termination as principal underwriter of the Series shares of the Trust, or any termination of this Agreement other than a Complete Termination; it being understood that for this purpose a Complete Termination occurs only if the Distribution Plan is terminated and the Trust has discontinued the distribution of the Series' Class B shares. The obligation of the Trust on behalf of the Series to pay the Distributor the Class B Distribution Fee shall terminate upon a Complete Termination.

     Except as provided in the preceding paragraph, the Trust's obligation on behalf of the Series to pay the Class B Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever.

24. Anti-Money Laundering. Each party to this agreement hereby agrees to abide by and comply with all relevant anti-money laundering laws and regulations, including without limitation the Bank Secrecy Act, as amended, and the USA Patriot Act of 2001. Each party represents that it has established an Anti-Money Laundering Program that complies with all material aspects of the USA Patriot Act of 2001 and other applicable anti-money laundering laws and regulations. Each party also hereby agrees to comply with any new or additional anti-money laundering laws or regulations.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

LOOMIS SAYLES FUNDS II,
on behalf of its Loomis Sayles Strategic Income Fund series


By:  /s/ John T. Hailer
     _______________________________________
     Name:  John T. Hailer
     Title: President


CDC IXIS ASSET MANAGEMENT DISTRIBUTORS, L.P.

By:  CDC IXIS Asset Management Distribution Corporation, its general partner


By:  /s/ John T. Hailer
     _______________________________________
     Name:  John T. Hailer
     Title: Executive Vice President

     A copy of the Agreement and Declaration of Trust establishing Loomis Sayles Funds II (the "Trust") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Trust's Loomis Sayles Strategic Income Fund series (the "Series") on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Series.

                                                                       Exhibit A

                       LOOMIS SAYLES STRATEGIC INCOME FUND

                      Class B Distribution and Service Plan

     This Plan (the "Plan") constitutes the Distribution and Service Plan relating to the Class B shares of Loomis Sayles Strategic Income Fund (the "Series"), a series of Loomis Sayles Funds II, a Massachusetts business trust (the "Trust").

     Section 1. Service Fee. The Trust, on behalf of the Series, will pay to CDC IXIS Asset Management Distributors, L.P. ("CDC IXIS Distributors"), a Delaware limited partnership which acts as the Principal Distributor of the Series' shares, or such other entity as shall from time to time act as the Principal Distributor of the Series' shares (the "Distributor"), a fee (the "Service Fee") at an annual rate not to exceed 0.25% of the Series' average daily net assets attributable to the Class B shares. Subject to such limit and subject to the provisions of Section 7 hereof, the Service Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust; provided, however, that no Service Fee or other fee that is a "service fee" as defined in Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (or any successor provision thereto) as in effect from time to time (the "NASD Rule") shall be paid, with respect to Class B shares of the Series, to CDC IXIS Distributors (or to any affiliate of CDC IXIS Distributors, or to any other person in circumstances where substantially all of the services and functions relating to the distribution of Class B shares of the Series have been delegated to, or are being performed by, CDC IXIS Distributors or an affiliate of CDC IXIS Distributors), under this Plan or otherwise, if the Distribution Fee is terminated or is reduced below the rate set forth in Section 2. The Service Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine. The Distributor may pay all or any portion of the Service Fee to securities dealers or other organizations (including, but not limited to, any affiliate of the Distributor) as service fees pursuant to agreements with such organizations for providing personal services to investors in Class B shares of the Series and/or the maintenance of shareholder accounts, and may retain all or any portion of the Service Fee as compensation for providing personal services to investors in Class B shares of the Series and/or the maintenance of shareholder accounts. All payments under this Section 1 are intended to qualify as "service fees" as defined in the NASD Rule.

     Section 2. Distribution Fee. In addition to the Service Fee, the Trust, on behalf of the Series, will pay to the Distributor a fee (the "Distribution Fee") at an annual rate of 0.75% (unless reduced as contemplated by and permitted pursuant to the next sentence hereof) of the Series' average daily net assets attributable to the Class B shares in consideration of the services rendered in connection with the sale of such shares by the Distributor. The Trust will not terminate the Distribution Fee in respect of Series assets attributable to Class B shares, or pay such fee at an annual rate of less than 0.75% of the Series' average daily net assets attributable to the Class B shares, unless it has ceased, and not resumed, paying the Service Fee (or any other fee that constitutes a "service fee" as defined in the NASD Rule) to CDC IXIS Distributors (or to any affiliate of CDC IXIS Distributors, or to any other person in circumstances where substantially all of the services and functions relating to the distribution of Class B shares of the Series have been delegated to, or are being performed by, CDC IXIS Distributors or an affiliate of CDC IXIS Distributors). Subject to such restriction and subject to the provisions of
Section 7 hereof, the Distribution Fee shall be as approved from time to time by
(a) the Trustees of the Trust and (b) the Independent Trustees of the Trust. The Distribution Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine.

     The obligation of the Series to pay the Distribution Fee shall terminate upon the termination of this Plan or the relevant distribution agreement between the Distributor and the Trust relating to the Series, in accordance with the terms hereof or thereof, but until any such termination shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or the Series of its right separately to pursue any claims it may have against the Distributor and enforce such claims against any assets of the Distributor (other than its right to be paid the Distribution Fee and to be paid contingent deferred sales charges)).

     The right of CDC IXIS Distributors to receive the Distribution Fee (but not the relevant distribution agreement or CDC IXIS Distributors' obligations thereunder) may be transferred by CDC IXIS Distributors in order to raise funds which may be useful or necessary to perform its duties as principal underwriter, and any such transfer shall be effective upon written notice from CDC IXIS Distributors to the Trust. In connection with the foregoing, the Series is authorized to pay all or part of the Distribution Fee directly to such transferee as directed by CDC IXIS Distributors.

     The Distributor may pay all or any portion of the Distribution Fee to securities dealers or other organizations (including, but not limited to, any affiliate of the Distributor) as commissions, asset-based sales charges or other compensation with respect to the sale of Class B shares of the Series, and may retain all or any portion of the Distribution Fee as compensation for the Distributor's services as principal underwriter of the Class B shares of the Series. All payments under this Section 2 are intended to qualify as "asset-based sales charges" as defined in the NASD Rule.

     Section 3. This Plan shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by votes of the majority (or whatever other percentage may, from time to time, be required by Section 12(b) of the Investment Company Act of 1940 (the "Act") or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

     Section 4. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 5. This Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Class B shares of the Series.

     Section 6. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

          A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Class B shares of the Series, on not more than 60 days' written notice to any other party to the agreement; and

          B. That such agreement shall terminate automatically in the event of its assignment.

     Section 7. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Sections 1 or 2 hereof without approval by a vote of at least a majority of the outstanding Class B shares of the Series, and all material amendments of this Plan shall be approved in the manner provided for continuation of this Plan in Section 3.

     Section 8. As used in this Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, and the term "majority of the outstanding Class B shares of the Series" shall mean the lesser of the 67% or the 50% voting requirements specified in clauses (A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the Securities and Exchange Commission.

                                                                       Exhibit B

                          LOOMIS STRATEGIC INCOME FUND

                       Class B Shares Remittance Agreement

     Agreement made this 12th day of September, 2003 by and between LOOMIS SAYLES FUNDS II, a Massachusetts business trust (the "Trust"), and CDC IXIS ASSET MANAGEMENT DISTRIBUTORS, L.P., a Delaware limited partnership (the "Distributor"). Terms used in the Distribution Agreement (the "Distribution Agreement") dated September 1, 2003 between the Trust and the Distributor relating to the Trust's Loomis Sayles Strategic Income Fund (the "Series") and not defined herein are used with the meanings so defined.

     WHEREAS, contingent deferred sales charges ("CDSCs") apply to certain redemptions or repurchases of Class B shares of the Series; and

     WHEREAS, the Trust acknowledges that the CDSCs relating to the Distributor's shares are the property of the Distributor and not of the Trust;

     NOW, THEREFORE, in consideration of the Distributor's agreement to act as agent for the Trust in connection with the redemption or repurchase of Series shares by the Trust, the Trust and the Distributor agree as follows:

     1. On all redemptions or repurchases of the Distributor's Shares that are effected by the Distributor as agent for the Trust, the Distributor shall be entitled to retain the amount of the applicable CDSC out of the proceeds of the redemption or repurchase, and shall remit to the relevant shareholder the amount of such redemption or repurchase net of such CDSCs.

     2. On all redemptions or repurchases of the Distributor's Shares that are effected by the Trust directly or through an agent other than the Distributor, the Trust shall remit to the Distributor any applicable CDSCs in accordance with the terms and conditions set forth in the then current prospectus of the Trust.

     3. The Distributor shall be entitled to receive all applicable CDSCs in respect of the redemption or repurchase of the Distributor's Shares, notwithstanding the Distributor's termination as general distributor of the Class B shares of the Series or any termination of this Agreement or the Distribution Agreement.

     4. The right of the Distributor under Section 1 hereof to retain CDSCs and the obligation of the Series under Section 2 hereof to remit CDSCs to the Distributor shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or the Series of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets of the Distributor (other than its right to be paid the CDSCs with respect to the Distributor's Shares).

     5. The Distributor may assign or transfer its rights to receive CDSCs hereunder, but shall give prompt written notice to the Trust of any such assignment or transfer.

     6. The Trust shall not waive any CDSCs applicable to redemptions or repurchases of the Distributor's Shares (other than under the circumstances set forth in the Fund's prospectus), except with the consent of the Distributor (or, if the Distributor has assigned or transferred its rights to receive CDSCs as provided in Section 5 hereof, with the consent of the assignee or transferee) and shall not take any action, following the termination of the Distribution Agreement, that would interfere with the Distributor's right to receive the applicable CDSCs on redemptions or repurchases of the Distributor's Shares.

     7. In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                  LOOMIS SAYLES FUNDS II,
                                  on behalf of its Loomis Sayles Strategic
                                  Income Fund series

                                  By: ___________________________________
                                      Name:  John T. Hailer
                                      Title: President

                                  CDC IXIS ASSET MANAGEMENT DISTRIBUTORS, L.P.
                                  By: CDC IXIS Asset Management Distribution
                                      Corporation, its general partner

                                  By: __________________________________
                                      Name:  John T. Hailer
                                      Title: Executive Vice President

     A copy of the Agreement and Declaration of Trust establishing Loomis Sayles Funds II (the "Trust") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Trust's Loomis Sayles Strategic Income Fund series (the "Series") on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Series.